Exhibit 99.1
**For Immediate Release**

For more information, contact:
Victor Karpiak: (425) 255-4400

FIRST FINANCIAL NORTHWEST, INC.
ANNOUNCES INCREASE IN LOAN LOSS PROVISION FOR FOURTH QUARTER 2009

Renton, Washington – January 14, 2010 – First Financial Northwest, Inc. (“the Company”) (Nasdaq: GMS FFNW), the holding company for First Savings Bank Northwest (“the Bank”), announced today that it expects to record approximately $24 million to $26 million in provision for loan losses for the fourth quarter of 2009. Net charge-offs against the allowance for loan losses for the fourth quarter are expected to be approximately $22 million to $24 million. The balance available in the allowance for loan losses after the charge-offs will increase to approximately $33 million to $35 million at December 31, 2009. The Company expects to report its December 31, 2009 financial results on or about January 26, 2010.

During the fourth quarter of 2009, the prolonged challenges facing the Pacific Northwest economy, in particular the housing market, forced downgrades in asset quality. “While our previous strategies have shown success, we now recognize that additional steps must be implemented to continue the troubled loan resolution process,” said Victor Karpiak, Chairman, President and the Chief Executive Officer of First Financial Northwest, Inc. Mr. Karpiak added, “We have arrived at a point with some of our builders/developers where we have needed to revise our long standing policy of promoting builder-partnering solutions to that of Bank-directed solutions since, in our judgment, they will be unable to fulfill their loan obligations.” These Bank-directed solutions include foreclosures, short-sales and accepting deeds in lieu of foreclosure, activities the Bank has not historically had to pursue. As a result of this change in emphasis and the continued worsening of the economy in our region, we have hired experienced professionals to form a special assets team whose primary focus is on prompt and effective management of our troubled nonperforming assets, to expedite their disposition and minimize potential losses.

The Company’s nonperforming assets at December 31, 2009 decreased 11% to approximately $132 million as compared to approximately $149 million at September 30, 2009. Included in nonperforming assets at

December 31, 2009 was approximately $12 million in other real estate owned (OREO) and approximately $120 million in nonperforming loans. There was no OREO at September 30, 2009.

The Bank’s liquidity levels remain strong and its regulatory capital levels are in excess of the amount required to be classified as “well capitalized” for regulatory purposes. “With our capital position and the development of our special assets group, we believe we have positioned the Bank to effectively address our troubled loans and nonperforming assets,” stated Mr. Karpiak.

First Financial Northwest, Inc. is a Washington corporation headquartered in Renton, Washington. It is the parent company of First Savings Bank Northwest, a Washington chartered stock savings bank that was originally organized in 1923. We serve the Puget Sound Region of Washington that includes King, Snohomish, Pierce and Kitsap Counties, through our full-service banking office. We are a part of the ABA NASDAQ Community Bank Index as well as the Russell 3000 Index. For additional information about us, please visit our website at www.fsbnw.com and click on the “Investor Relations” section.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: the possibility that after the Company has finalized its financial statements for the quarter and the 2009 year, the Company's actual reported operating results will be materially different than the anticipated results reflected in the statements made in this press release, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and nonperforming assets in our loan portfolio, and may result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our reserves; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Office of Thrift Supervision and our bank subsidiary by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risk associated with the loans on our balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; computer systems on which we depend could fail or experience a security breach; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our branch expansion strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business including changes in regulatory polices and principles, including the interpretation of regulatory capital or other rules; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the economic impact of war or any terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations; pricing, products and services; and other risks detailed in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009. Any of the forward-looking statements that we make in this Press Release and in the other public statements we make may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed in any forward-looking statements made by or on our behalf. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We undertake no responsibility to update or revise any forward-looking statements.

3